SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

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                                      Only (as permitted by Rule 14a-6(3) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Reunion Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:



                           REUNION INDUSTRIES, INC.
                        11 Stanwix Street - Suite 1400
                       Pittsburgh, Pennsylvania  15222


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                   To be Held Wednesday, December 15, 2004


     Notice is hereby given that the Annual Meeting of the Stockholders of Reunion Industries, Inc., a Delaware corporation ("Reunion Industries", "Reunion" or "the Company"), will be held at Reunion Industries' offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 on Wednesday, December 15, 2004, at 10:00 A.M. local time, for the following purposes:

1. To elect a board of seven directors to serve until the next Annual Meeting of stockholders or until their successors are elected;

2. To amend the Certificate of Incorporation to increase by 10 million the number of common shares authorized and eliminate preferred shares;

3.  To adopt the 2004 Stock Option Plan; and

4. To consider and act upon such other business as may properly be presented to the meeting.

     Your Board of Directors recommends that you vote for all director nominees and all proposals. The Board is not aware of any other proposals for the December 15, 2004 meeting.

     A record of stockholders has been taken as of the close of business on November 3, 2004, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A stockholders' list will be available at, and may be inspected during, the meeting.

     If you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed envelope which has been provided for your convenience.


                                    By Order of the Board of Directors


                                    /s/ John M. Froehlich
                                    ----------------------------------
                                        John M. Froehlich
                                        Secretary


November 8, 2004


                          REUNION INDUSTRIES, INC.
                              PROXY STATEMENT
General

     This proxy statement is being mailed to stockholders commencing on or about November 8, 2004 in connection with the solicitation by the board of directors of Reunion Industries, Inc., a Delaware corporation ("Reunion Industries", "Reunion" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders to be held at Reunion Industries' offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222 on Wednesday, December 15, 2004, and at any adjournment thereof, for the purposes set forth in the accompanying Notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any signed proxy on which no direction is specified will be voted for the election of the nominees named herein to the board of directors. Any proxy may be revoked at any time before its exercise by delivery to the corporate secretary of a written revocation of the proxy or a duly executed proxy bearing a later date.

     Reunion Industries will pay the costs of soliciting proxies pursuant to this Proxy Statement. Reunion Industries will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending management's proxy materials to stockholders and obtaining their proxies.

     As of November 3, 2004, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 16,278,579 outstanding shares of common stock of Reunion Industries. Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

Voting Procedures

     As a stockholder of Reunion, you have a right to vote on certain business matters affecting Reunion. The proposals that will be presented at the meeting and upon which you are being asked to vote are discussed below under the section entitled "Proposals." Each share of Reunion's common stock you own entitles you to one vote on each proposal.


Methods of Voting

     You may vote by mail or in person at the meeting.

     Voting by Mail.    By signing and returning the proxy card in the
enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

     Voting in Person at the Meeting. If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

     Your shares will be voted in accordance with the instructions you provide. If you sign and return your proxy card without providing your voting instructions, your shares will be voted "for" the seven named nominees for directors, "for" the proposal to amend the Certificate of Incorporation to increase the number of common shares authorized and eliminate the preferred shares and "for" the proposal to adopt the 2004 Stock Option Plan, and in the discretion of the proxies as to other matters that may properly come before the meeting.


Revoking Your Proxy

     You may revoke your proxy at any time before it is voted at the meeting. To do this, you must:

- enter a new vote by signing, dating and returning another proxy card at a later date;

- provide written notice of the revocation to Reunion's Secretary;

- or attend the meeting and vote in person.


Quorum Requirement

     A quorum, which is a majority of the outstanding shares entitled to vote as of the record date, November 3, 2004, must be present in order to hold the meeting and to conduct business. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares by submitting a properly executed proxy card. Both abstentions and broker non-votes are counted as present for the purpose of determining a quorum.


Votes Required for the Proposals

     The votes required and the method of calculation for the proposals to be considered at the meeting are as follows:

     PROPOSAL 1 - ELECTION OF DIRECTORS. The seven nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote "for" the nominees for election as directors or you may "withhold" your vote with respect to one or more nominees. There is no cumulative voting with respect to the election of directors. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted as present for the purpose of determining a quorum but will not be counted in the vote on the proposal.

     PROPOSAL 2 - AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE BY 10 MILLION THE NUMBER OF COMMON SHARES AUTHORIZED AND ELIMINATE THE PREFERRED SHARES. Approval requires the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. You may vote "for," "against," or "abstain" from the proposal to approve the increase in authorized common shares and the elimination of the preferred shares.

     PROPOSAL 3 - ADOPTION OF THE 2004 STOCK OPTION PLAN. Approval requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the meeting. You may vote "for," "against," or "abstain" from the proposal to approve the adoption of the 2004 Stock option Plan.

Broker Non-Votes

     For the proposal to elect seven directors, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares on this matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares will be counted as present for the purpose of determining a quorum.

     For the proposals to approve the increase the authorized common shares and eliminate the preferred shares and to adopt the 2004 Stock Option Plan, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will not have the authority to vote your shares, and your shares will constitute "broker non-votes." Shares represented by "broker non-votes" will not be considered as present and entitled to vote on this proposal but will be counted as present for the purpose of determining a quorum.


Voting Confidentiality

     Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.


Voting Results

     Votes will be tabulated by Registrar and Transfer Company, the transfer agent and registrar for Reunion Industries' common stock, and the results will be certified by an election inspector who is required to resolve impartially any interpretive questions as to the conduct of the vote. Results will be published in Reunion's Annual Report on Form 10-K for the period ended December 31, 2004. You also may request the voting results by written request to Reunion's Secretary.


                      PROPOSAL 1.  ELECTION OF DIRECTORS

     At the annual meeting, the stockholders of Reunion Industries will be asked to vote for the election of seven directors to its board of directors. The candidates proposed for election at the annual meeting are Thomas N. Amonett, Charles E. Bradley, Sr., Kimball J. Bradley, Thomas L. Cassidy, David
E. Jackson, Joseph C. Lawyer, and John G. Poole. If elected, the proposed candidates would comprise the entire board of directors of Reunion Industries, and would hold office until their successors are duly elected and qualified at the next annual meeting of stockholders of Reunion Industries or until they earlier die, resign or are removed from office in accordance with the Company's By-Laws and applicable law.


Nominees

     All persons nominated for election at the annual meeting currently are directors of Reunion Industries and have previously been elected by the stockholders. Mr. Charles E. Bradley, Sr. is the father of Mr. Kimball J. Bradley. Reunion Industries knows of no other family relationships between any director, executive officer or nominee and any other director, executive officer or nominee. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee.

                         Principal Position with
Name                     Reunion Industries, Inc.    Age  Director Since
-----------------------  --------------------------  ---  --------------
Thomas N. Amonett(1)(2)  Director                     61       1992
Charles E. Bradley, Sr.  Director, Chairman & CEO     75       1995
Kimball J. Bradley       Director, President & COO    39       2000
Thomas L. Cassidy(1)(2)  Director                     75       1995
David E. Jackson(1)(2)   Director                     45       2003
Joseph C. Lawyer         Director and Vice Chairman   59       2000
John G. Poole            Director                     61       1996

(1) Member, Compensation Committee of the Board of Directors
(2) Member, Audit Committee of the Board of Directors

     THOMAS N. AMONETT has served as a director of Reunion Industries since July 1, 1992 and served as its President and Chief Executive Officer from
July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of Reunion Industries in the oil and gas operating business, from July 1, 1992 until May 24, 1996. Mr. Amonett is President and Chief Executive Officer of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services, primarily to the oil and gas industry. From November 1998 to June 1999, he was President, Chief Executive Officer and a director of American Residential Services, Inc., a company providing equipment and services relating to residential heating, ventilating, air conditioning, plumbing, electrical and indoor air quality systems and appliances. From July 1996 until June 1997, Mr. Amonett was Interim President and Chief Executive Officer of Weatherford Enterra, Inc., an energy services and manufacturing company. Mr. Amonett serves as a director of Petro Corp. Incorporated, a Houston-based oil and gas company, and Stelmar Shipping Ltd., an international provider of petroleum product and crude oil transportation services.

     CHARLES E. BRADLEY, SR. became a director of Reunion Industries on
June 20, 1995 and was appointed President and Chief Executive Officer of Reunion Industries on October 26, 1995. He became Chairman effective March 16, 2000. Mr. Bradley, Sr. was a co-founder of Stanwich Consulting Corp., formerly known as Stanwich Partners, Inc. (SPI), in 1982 and has served as its President since that time. SPI is a private investment company. He was a director of Chatwins Group, Inc. (Chatwins Group) from 1986 until its merger with Reunion Industries on March 16, 2000 and was Chairman of the Board of Chatwins Group from 1988 until the merger. Mr. Bradley, Sr. is currently the President and a director of Sanitas, Inc. and Texon Energy Corporation, both inactive companies. Since May 1997, he has been President and sole director of Stanwich Financial Services Corp. (SFSC), which, on June 25, 2001, filed a voluntary petition in the United States Bankruptcy Court for the District of Connecticut for reorganization under Chapter 11 of the United States Bankruptcy Code. SFSC is in the structured settlement business. Mr. Bradley, Sr. was chairman of the board of directors of DeVlieg-Bullard, Inc. when, on July 15, 1999, it filed a voluntary petition in the United States Bankruptcy Court for the Northern District of Ohio for reorganization under Chapter 11 of the United States Bankruptcy Code. Mr. Bradley is the father of Kimball J. Bradley.

     KIMBALL J. BRADLEY became President and Chief Operating Officer of Reunion Industries effective May 1, 2000. He was Executive Vice President of Operations of Reunion Industries following the Chatwins Group merger and was a Senior Vice President of Chatwins Group from August 1998 until the merger and a Vice President of Chatwins Group from January 1996 to August 1998. From November 1995 until August 1998, Mr. Bradley was President of the Auto-Lok division of Chatwins Group, having served as acting President of Auto-Lok beginning in August 1995. Prior to assuming that position, he managed various special projects at Chatwins Group's corporate office beginning in November 1993 and at Chatwins Group's CP Industries division from
February 1993 to November 1993.  Mr. Bradley is the son of Charles E. Bradley,
Sr.

     THOMAS L. CASSIDY became a director of Reunion Industries on June 20, 1995. He was a Managing Director of Trust Company of the West, an investment management firm, from 1984 until his retirement in 1999. Mr. Cassidy is a Partner of TCW Capital, an affiliate of Trust Company of the West. Mr. Cassidy was a director of Chatwins Group from March 1993 to June 1997.

     DAVID E. JACKSON became a director of Reunion Industries on June 26, 2003. He is the CEO of Bingo Country Holdings, Ltd. in Toronto, Canada. He has over fifteen years experience as a portfolio manager investing in distressed securities having worked as a portfolio manager with Avenue Capital Management, Oppenheimer & Co. Inc., EBF & Associates and Cargill, Inc.

     JOSEPH C. LAWYER became Vice Chairman of Reunion Industries effective May 1, 2000. He was President and Chief Operating Officer of Reunion Industries following the Chatwins Group merger and was President, Chief Executive Officer and a director of Chatwins Group from 1988 until the merger. Mr. Lawyer is a director of Respironics, Inc., a company engaged in design, manufacture and sale of home and hospital respiratory medical products.

     JOHN G. POOLE became a director of Reunion Industries on April 19, 1996. Mr. Poole is a private investor. He was a co-founder of Stanwich Partners with Charles E. Bradley, Sr. in 1982 and served as Stanwich Partners' Vice President until 2001. Mr. Poole was a director of Chatwins Group from 1988 until the merger. He is also a director of Consumer Portfolio Services, Inc., engaged in the business of purchasing, selling and servicing retail automobile installment sales contracts.

     The Board of Directors recommends a vote for all nominees for the board of directors.


Board and Committee Activity

     During 2003, the board held three regularly scheduled meetings. The compensation committee of the board held one meeting during 2003 and the audit committee held four meetings. Each of the directors attended all of the meetings of the board and of each committee on which he served during 2003 except for Mr. Amonett, who did not attend one board meeting and one audit committee meeting.

     Reunion's operations are managed under the general supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of Reunion's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions may be discharged by one or more standing committees of the board.

     The compensation committee, comprised of Messrs. Amonett (chairman), Cassidy and Jackson, is responsible for the formulation and adoption of all executive compensation, benefit and insurance programs, subject to full board approval where legally required or in those instances where the underlying benefit philosophy might be at variance with preexisting board policies. The compensation committee also supervises the administration of all executive compensation and benefit programs, including the establishment of any specific criteria against which all annual performance based benefits are to be measured.

     The audit committee, comprised of Messrs. Amonett, Cassidy and Jackson (chairman), assists the board in assuring that the accounting and reporting practices of Reunion Industries are in accordance with all applicable requirements. Each member of the audit committee meets the independence and financial experience requirements under the rules of both the Securities and Exchange Commission (SEC) and American Stock Exchange (AMEX), where the Company's stock is listed. In addition, the Board has determined that David
E. Jackson is an "audit committee financial expert" as defined by SEC rules. Mr. Jackson's business experience is described above under the caption "PROPOSAL 1. ELECTION OF DIRECTORS". The audit committee reviews with the auditors the scope of the proposed audit work and meets with the auditors to discuss matters relating to the audit and any other matter which the committee or the auditors may wish to discuss. In addition, the audit committee recommends the appointment of auditors to the board of directors each year and would recommend the appointment of new auditors if future circumstances were to indicate that such action is desirable.

     The board of directors does not maintain executive or nominating committees. Nominations for directorships are considered by the entire board. The board believes that, in view of the small number of directors (7) and the desirability of all directors, including "independent directors", participating in the process, it is unnecessary to have a separate nominating committee. The Company does not have a formal written policy or charter concerning nominations. However, in evaluating a potential nominee, including a nominee recommended by a stockholder, the board will consider the benefits to the Company of such nomination, based on the nominee's skills and experience related to managing a significant business, the willingness of the person to serve and such person's character and reputation. Stockholders who wish to suggest individuals for possible future consideration for board positions or otherwise to communicate with the Board should direct recommendations and other communications to the board of directors at the Company's principal offices.


Director Compensation

     Directors not otherwise compensated by Reunion receive annual retainers of $18,000 for service on the board and $500 for each board or committee meeting attended. Compensation paid to non-employee directors during 2003 for service in all board capacities aggregated $86,000. Directors are reimbursed for the actual cost of any travel expenses incurred. In addition to his director's fees, Mr. Poole received $42,000 for consulting services during 2003.

     Non-employee directors of Reunion Industries are eligible for awards under the 1998 Stock Option Plan. During 2003, 20,000 options were granted to one non-employee director.


Key Person Insurance

     As of June 29, 1994, Chatwins Group and Charles E. Bradley, Sr. agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain three universal type life policies on Mr. Bradley, Sr. and his wife. Chatwins Group will be reimbursed for the premiums it pays for such policies from either the death benefit of the policies or their cash surrender value. Mr. Bradley, Sr. agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion Industries on March 16, 2000. No premiums were paid by the Company in 2003.

     As of October 24, 1994, Chatwins Group and Joseph C. Lawyer agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain a universal type life policy on Mr. Lawyer. Chatwins Group will be reimbursed for the premiums it pays for such policy from either the death benefit of the policy or its cash surrender value. Mr. Lawyer agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion on March 16, 2000. No premiums were paid by the Company in 2003.

     As of December 12, 1995, Chatwins Group and John G. Poole agreed to a split-dollar life insurance arrangement. Pursuant to this arrangement, Chatwins Group agreed to maintain two universal type life policies on Mr. Poole. Chatwins Group will be reimbursed for the premiums it pays for these policies from either the death benefit of the policies or their cash surrender value. Mr. Poole agreed with Chatwins Group that if the policy proceeds are insufficient to reimburse Chatwins Group for the full amount of premiums paid, he would pay the shortfall to Chatwins Group. This arrangement was assumed by Reunion in connection with the merger of Chatwins Group with and into Reunion on March 16, 2000. No premiums were paid by the Company in 2003.


Compensation Committee Interlocks and Insider Participation

     Messrs. Amonett, Cassidy and Jackson are members of the Compensation Committee. Mr. Amonett served as Reunion Industries' President and Chief Executive Officer from July 1, 1992 until October 26, 1995. He also served as the President of Reunion Energy Company, then a wholly-owned subsidiary of Reunion Industries in the oil and gas operating business, from July 1, 1992 until May 24, 1996.


        PROPOSAL 2.  AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE
                  THE NUMBER OF COMMON SHARES AUTHORIZED
                     AND ELIMINATE PREFERRED SHARES

     Under the Company's Certificate of Incorporation, the authorized capital stock is 30,000,000 shares, of which 20,000,000 shares are designated common stock and 10,000,00 shares are designated preferred stock. Proposal 2 seeks the approval of the stockholders for an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000, to eliminate the authorization to issue shares of preferred stock and to delete other references to preferred stock in the Certificate of Incorporation.

     No shares of the preferred stock are currently outstanding. As of May 14, 2004, the number of shares of common stock outstanding was 16,278,519, and 3,705,185 shares of common stock were reserved for issuance under the Company's existing stock option plans and upon exercise of currently outstanding warrants previously issued by the Company (the "Existing Warrants"). As a result, as of such date the Company had only 16,296 unissued and unreserved shares of common stock available for future issuance.

     The Company needs to increase its authorized common shares for the following reasons and purposes:

1. Proposal 3 in this Proxy Statement seeks approval for the adoption of the 2004 Stock Option Plan of Reunion Industries, Inc. Such plan, if approved, would authorize the granting of options to key employees, non-employee directors and consultants of the Company, to purchase up to 1,000,000 shares of the Company's common stock at a price per share not less than the Fair Market Value per share of such stock on the respective dates of grant.

2. In connection with a $1,000,000 loan made to the Company by LC Capital Master Fund Ltd. ("LCC") in December, 2003, the Company has agreed to issue to LCC a warrant to purchase 250,000 shares of common stock at an exercise price of $0.01 per share (the "Proposed LCC December Financing Warrant"), provided that this proposal is approved.

3. The Company's loan agreement with its senior secured lender, Congress Financial Corporation ("Congress Financial"), provides for a loan facility of up to $25,000,000 (the "Loan Facility"). The amount within that limit which the Company may borrow at any time under the Loan Facility is based upon a formula related to the value of the collateral securing the loan. The amount outstanding under the Loan Facility on May 21, 2004 was $10.8 million. LCC and WebFinancial Corporation ("WFC") have purchased a junior participation interest of $1,500,000 each in the Loan Facility. The investments by LCC and WFC in the Loan Facility have increased the amount which the Company may currently borrow under such Facility, subject to the overall borrowing limitation of $25,000,000, which will not increase. In consideration of such investments, the Company agreed to issue warrants to LCC and WFC to purchase 750,000 shares of common stock (375,000 shares each) at a price of $0.01 per share (the "Proposed Loan Facility Warrants"), provided that this proposal is approved.

     The Existing Warrants issued by the Company, as well as the Proposed LCC December Financing Warrant and the Proposed Loan Facility Warrants, contain or will contain anti-dilution rights, which entitle or will entitle the holders of such warrants to an increase in the number of shares subject to such warrants and/or a decrease in the exercise price thereof upon the occurrence of certain events, including the Company's issuance of common stock, or options or warrants to purchase common stock, at a price less than the fair market value of such stock on the date of issuance or grant. The issuance of the Proposed LCC December Financing Warrant and the Proposed Loan Facility Warrants would trigger these anti-dilution rights under the Existing Warrants, resulting in an estimated increase of 146,000 in the number of shares subject to such warrants and an insignificant decrease in the exercise price of such warrants (assuming the fair market value per share on the date of issuance of the Proposed LCC December Financing Warrant and the Proposed Loan Facility Warrants is the same as the closing price of the common stock on July 28, 2004 ($0.45 per share)).

     The purpose of the loans provided to the Company by LCC in December 2003 and by LCC and WFC in May, 2004 was to obtain much needed working capital, and the Company used the loan proceeds for that purpose. These loans, being subordinate to the Company?s senior secured debt, involve substantial risk to
LCC and WFC.   Accordingly, as additional consideration for the loans and the related risk, LCC required the Company to agree to issue the Proposed LCC December Financing Warrant, and LCC and WFC required the Company to agree to issue the Proposed Loan Facility Warrants, in each case at an exercise price of $0.01 per share and subject to stockholder approval of this Proposal 2.

     In the event that the proposal to increase the number of common shares is not approved, the Company will not have sufficient authorized unissued and unreserved shares of common stock to implement the 2004 Stock Option Plan or to issue the Proposed LCC December Financing Warrant or the Proposed Loan Facility Warrants. In such event, Kimball J. Bradley, the Company's President and a director, has agreed to sell and transfer, for $0.01 per share, 625,000 of his shares of the Company's common stock to LCC and 375,000 such shares to WFC.

     The issuance of the Proposed LCC December Financing Warrant and the Proposed Loan Facility Warrants would be made in private offerings and would not be registered with the SEC. However, each holder of such warrants would be granted registration rights by the Company.

     Under the Certificate of Incorporation, the holders of the Company's common stock do not have preemptive rights.

     Representatives of Mahoney Cohen & Company, CPA, P.C., the Company's principal accountants for 2003 and for the current year are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

     As described under "Incorporation by Reference," below, certain financial and other information about the Company is incorporated in this Proxy Statement by reference to certain documents, which are being delivered to the stockholders with this proxy statement.

     The Board of Directors recommends a vote for approval to amend the Company's Certificate of Incorporation to increase the number of shares of authorized common stock to thirty million (30,000,000) and eliminate the currently authorized class designated preferred stock.


              PROPOSAL 3.  ADOPTION OF 2004 STOCK OPTION PLAN

     This proposal is to approve the adoption of the new 2004 Stock Option Plan of Reunion Industries, Inc. (the "New Option Plan"), which the Board of Directors has adopted, subject to stockholder approval. The Board believes that a new stock option plan is necessary because the number of shares of the Company's common stock available for future option grants under the existing plans is only 161,600. The New Option Plan would provide for an additional 1,000,000 shares for future option grants to key employees, non-employee directors and consultants of the Company. The Board of Directors believes that the ability to offer key employees, directors and consultants of the Company the opportunity to become owners of common stock of the Company will help to align further their interests with those of Reunion Industries' stockholders. On November 2, the closing price per share of the Company's common stock on the American Stock Exchange was $0.29.

DESCRIPTION OF NEW OPTION PLAN

     The following is a description of the material provisions of the New Option Plan. A copy of the proposed New Option Plan is set forth in ANNEX A to this Proxy Statement. The summary which follows is not intended to be complete and reference should be made to the New Option Plan for a complete statement of its terms and provisions.

     The principal purposes of the New Option Plan are to provide incentives for independent directors, key employees and consultants of the Company and its subsidiaries through granting of options, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ.

     Under the New Option Plan, up to 1,000,000 shares of Common Stock (or their equivalent in other equity securities) would be authorized for issuance upon exercise of options. The shares available under the New Option Plan upon exercise of stock options may be either previously unissued shares or treasury shares. The New Option Plan provides for appropriate adjustments in the number and kind of shares subject to the New Option Plan and to outstanding grants thereunder in the event of a distribution, stock dividend or certain other types of recapitalizations, including restructuring.

     If any portion of a stock option terminates or lapses unexercised, or is canceled upon grant of a new option (which may be a higher or lower exercise price than the option so canceled), the shares which were subject to the unexercised portion of such option will continue to be available for issuance under the New Option Plan.

ADMINISTRATION

     The New Option Plan will be administered by the Compensation Committee or other committee of the Board (referred to herein as the "Committee"), consisting of at least two directors who are both "non-employee directors" (as defined by Rule 16b-3 of the Securities and Exchange Commission (the "SEC")) and "outside directors" (as defined in Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the "Code"). However, most decisions regarding non-employee directors under the New Option Plan will be made by the Board of Directors. The Committee (or the Board of Directors in the case of non-employee directors) is authorized to select from among the eligible employees, directors and consultants the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the New Option Plan. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the New Option Plan.

PAYMENT FOR SHARES

     The exercise or purchase price for all options to acquire shares of the Company's Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee, be paid in whole or in part in Common Stock of the Company owned by the Optionee (or issuable upon exercise of the option) and having a fair market value on the date of exercise equal to the aggregate exercise price of the shares so to be purchased. The Committee may also authorize other lawful consideration to be applied to the exercise or purchase price of an award.

AMENDMENT AND TERMINATION

     Amendments of the New Option Plan to increase the number of shares as to which options may be granted in the aggregate or to any individual (except for adjustments) require the approval of the Company's stockholders. In all other respects the New Option Plan can be amended, modified, suspended or terminated by the Board or the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments to the New Option Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. No termination date is specified for the New Option Plan.

ELIGIBILITY

     Options under the New Option Plan may be granted to individuals who are then officers or other key employees of the Company or any of its present or future subsidiaries, as determined by the Committee. Such awards also may be granted to consultants of the Company selected by the Committee and non-employee directors selected by the Board of Directors for participation in the New Option Plan. As of June 30, 2004, the Company had 545 employees and estimates that it had approximately 300 key employees, no consultants and four non-employee directors. More than one option may be granted to a key employee, non-employee director or consultant.

AWARDS UNDER THE NEW OPTION PLAN

     The New Option Plan provides that the Committee may grant stock options. Each grant will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award. No determination has been made by the Committee or the Board of Directors as to which eligible participants will receive option grants under the New Option Plan.

     Non-qualified stock options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which may not be less than the fair market value on the date of grant and usually will become exercisable (in the discretion of the Committee) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Committee.

     Incentive stock options, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten-year restriction on their term. Incentive stock options may be granted only to employees.

MISCELLANEOUS PROVISIONS OF THE NEW OPTION PLAN

     Options granted under the New Option Plan may provide for their termination upon dissolution or liquidation of the Company, the merger or consolidation of the Company into another corporation, or the acquisition by another corporation of all or substantially all of the Company's assets; but in such event the Committee may also give Optionees the right to exercise their outstanding options or rights in full during some period prior to such event, even though the options have not yet become fully exercisable. Options granted under the New Option Plan may provide that in the event of a corporate transaction (as defined in the option agreement) in the discretion of the Committee (or the Board in the case of option granted to non-employee directors), all previously unexercisable options may become immediately exercisable unless such options, or portions thereof, are determined by the Committee to constitute, when exercised, "excess parachute payments" (as defined in Section 280G of the Code). If any option does not contain such limitation, and its exercisability is accelerated upon a change in control, it is possible that an Optionee may be liable for an excise tax on the amount attributable to such acceleration (and any other payments made in connection with such change in control). If approved by the stockholders at the Annual Meeting, the New Option Plan will become effective immediately.

     The dates on which options under the New Option Plan first become exercisable and on which they expire will be set forth in individual stock option agreements setting forth the terms of the awards. Such agreements generally will provide that options expire upon termination of the Optionee's status as an employee, consultant or director, although the Committee may provide that such options continue to be exercisable following a termination without cause, or following a corporate transaction, or because of the Optionee's retirement, death, disability or otherwise. The period during which the right to exercise an Option vests in the Optionee shall be set by the Committee. However, unless the Committee states otherwise no option will be exercisable by an Optionee subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted.

     No option to acquire Common Stock granted under the New Option Plan may be assigned or transferred by the Optionee, except by will or the laws of intestate succession, although the shares underlying such rights may be transferred if all applicable restrictions have lapsed or are otherwise inapplicable. During the lifetime of the holder of any option, the option may be exercised only by the holder.

     The Company requires participants to discharge withholding tax obligations, if any, in connection with the exercise of any option granted under the New Option Plan as a condition to the issuance or delivery of stock or payment of other compensation pursuant thereto. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to awards.


FEDERAL INCOME TAX CONSEQUENCES

     The income tax consequences of the New Option Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed.

Non-Qualified Stock Options.

     Non-qualified stock options granted under the Plan do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted non-qualified stock options. Upon the exercise of non-qualified stock options, however, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares acquired over the aggregate option exercise price. The income realized by the optionee will be subject to income tax withholding by the Company out of the current earnings paid to the optionee. If such earnings are insufficient to pay the tax, the optionee will be required to make a direct payment to the Company for tax liability.

     The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of non-qualified stock options will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such stock options. Upon a disposition of any shares acquired pursuant to the exercise of non-qualified stock options, the difference between the aggregate sale price and the optionee's basis in the shares will be treated as a capital gain or loss and will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the date of their disposition.

     In general, there will be no federal tax consequences to the Company upon the grant or termination of non-qualified stock options or a sale or disposition of the shares acquired upon the exercise of non-qualified stock options. Upon the exercise of non-qualified stock options, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optioned is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Incentive Stock Options.

     Incentive stock options qualify for favorable tax treatment for the optionee under Section 422 of the Code. Optionees will not recognize any income upon either the grant or the exercise of incentive stock options and the Company may not take a deduction for federal tax purposes with respect to such grant or exercise. Upon the sale of the shares of Common Stock obtained through the exercise of incentive stock options by the optionee, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time the optionee sells the shares. In addition, as discussed below, the exercise of incentive stock options may subject the optionee to alternative minimum tax liability.

     If an optionee exercises incentive stock options and holds the stock acquired for the later of (i) two years after the date of the grant of such stock options or (ii) one year after the date the stock was acquired per the exercise of the option, any gain realized upon disposition will be characterized as long-term capital gain. In such case, the Company will not be entitled to a federal tax deduction. If the optionee disposes of the shares either within two years after the date that the options are granted or within one year after the issuance of the shares to the optionee, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. The excess, if any, of the amount realized upon disposition over the fair marker value at the time of the exercise of the stock options will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the stock options. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition.

     The exercise of incentive stock options may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time incentive stock options are exercised over the exercise price of the stock options is included in income for purposes of the alternative minimum tax, even though it is not included in the taxable income for purposes of determining the regular tax liability of an optionee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year the optionee exercises incentive stock options.

     In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of incentive stock options. However, in the event an optionee sells or disposes of stock received upon the exercise of incentive stock options in a disqualifying disposition, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Internal Revenue Code.

     The Board of Directors recommends a vote for approval of a new 2004 Stock Option Plan and the reservation of 1,000,000 shares of Common Stock for future issuance under such Plan.


                            MANAGEMENT INFORMATION

Executive Officers

     The following individuals serve as our executive officers:

Name                     Age  Position
-----------------------  ---  ----------------------------------------------
Charles E. Bradley, Sr.   75  Director, Chairman and Chief Executive Officer
Joseph C. Lawyer          58  Director and Vice Chairman
Kimball J. Bradley        39  Director, President and Chief Operating Officer
John M. Froehlich         61  Executive Vice President, Chief Financial
                              Officer and Secretary
Jack T. Croushore         59  President, CP Industries Division

     The business experience of Charles E. Bradley, Sr., Kimball J. Bradley and Joseph C. Lawyer is described above in the section entitled "Election of Directors - Nominees."

     JOHN M. FROEHLICH became Executive Vice President of Finance and Chief Financial Officer of Reunion Industries on March 16, 2000. He became Secretary on June 12, 2002. He was a Vice President of Chatwins Group from 1989 until the merger of Chatwins Group and Reunion Industries on March 16, 2000 and its Chief Financial Officer and Treasurer from 1988 until the merger.

     JACK T. CROUSHORE became Division President of the CP Industries division during 1988. From 1984 to 1988 he was Executive Vice President and Chief Operating Officer of CP Industries, Inc. and its predecessor division of USX Corporation. He was also a Vice President of Chatwins Group from 1988 to 2000.


Executive Compensation

     The following table reflects all forms of compensation for services to Reunion Industries by our executive officers for the last three completed fiscal years. There was no other annual compensation for any executive of the Company in the last three completed fiscal years.

                                                      Long-Term
                                                    Compensation
                                                    ------------
                               Annual Compensation     Shares
                               -------------------   Underlying     All Other
Name and Position        Year  Salary     Bonus(1)  Stock Option  Compensation
-----------------------  ----  --------   --------  ------------  ------------
Charles E. Bradley, Sr.  2003  $400,024   $      0       100,000   $  1,020(2)
  Chairman and Chief     2002   400,024          0             0      6,516(2)
  Executive Officer      2001   400,024          0         5,000      6,266(2)

Joseph C. Lawyer         2003   200,000          0             0      1,020(3)
  Vice Chairman          2002   245,830          0             0      1,020(3)
                         2001   289,011          0        10,000      9,520(3)

Kimball J. Bradley       2003   366,819          0       400,000     15,480(4)
  President and Chief    2002   347,765          0             0      1,020(4)
  Operating Officer      2001   318,238          0        50,000      9,520(4)

John M. Froehlich        2003   210,001          0             0      8,801(5)
  Executive Vice         2002   206,246          0             0      1,020(5)
  President of Finance   2001   180,000          0        25,000      9,520(5)
  and Chief Financial
  Officer

Jack T. Croushore        2003   209,000          0        50,000      7,020(6)
  President CPI Division 2002   209,000          0             0      6,476(6)
                         2001   212,360    100,000        25,000     14,223(6)

(1) Amounts shown for bonuses are amounts earned for the period shown, although such bonuses are generally paid in the subsequent year.

(2) Includes 401(k) matching payments of $5,496 in 2002 and $5,246 in 2001. Includes a healthcare benefit credit of $1,020 in each year.

(3) Includes payments under the Chatwins Group, Inc. Money Purchase Pension Plan of $8,500 in 2001. Includes a healthcare benefit credit of $1,020 in each year.

(4) Includes payments of life insurance premiums of $14,460 in 2003 and payments under the Chatwins Group, Inc. Money Purchase Pension Plan of $8,500 in 2001. Includes a healthcare benefit credit of $1,020 in each year.

(5) Includes payments of life insurance premiums of $7,781 in 2003 and payments under the Chatwins Group, Inc. Money Purchase Pension Plan of $8,500 in 2001. Includes a healthcare benefit credit of $1,020 in each year.

(6) Includes a car allowance of $6,000 in 2003; 401(k) matching payments of $5,456 in 2002 and $4,703 in 2001; and payments under the Chatwins Group, Inc. Money Purchase Plan of $8,500 in 2001. Includes a healthcare benefit credit of $1,020 in each year.

Option Grants

     There were 570,000 options granted in the year ended December 31, 2003, of which 550,000 were granted to employees of Reunion and 20,000 were granted to a non-employee director. The following table shows all options to acquire Reunion Industries common stock granted to the named executive officers during the fiscal year ended December 31, 2003.

                             Individual Grants(1)             Projected
                     -------------------------------------    Realizable Value
                                % of                          at Rates of
                     Number of  Options                       Stock Price
                     Securities Granted to Exercise           Apreciation for
                     Underlying Employees  Price              Option Term(2)
                     Options    in Fiscal  Per                ----------------
Name                 Granted    Year       Share   Expires       5%      10%
-------------------- ---------- ---------- ------- --------   -------  -------
Charles Bradley, Sr. 100,000(3)   18.18%   $0.3520 12/01/08   $ 5,641  $16,336
Kimball J Bradley    100,000(4)   18.18%   $0.2750 06/26/08   $ 4,407  $12,763
Kimball J. Bradley   300,000(3)   54.55%   $0.3520 12/01/08   $16,923  $49,009
Jack T. Croushore     50,000(5)    9.09%   $0.2500 06/26/13   $ 7,861  $19,722

(1) Options granted to Charles E. Bradley, Sr. and Kimball J. Bradley have an exercise price equal to 110% of the fair market value of Reunion Industries' common stock on the grant date. The remaining options have an exercise price of 100% of the fair market value on the grant date. Reunion Industries has not issued any stock appreciation rights.

(2) As required by SEC rules, these columns show potential gains that may exist for the respective options, assuming that the market price for Reunion's common stock appreciated from the grant date to the end of the option terms at rates of 5% and 10%, respectively. The amounts are not estimates of Reunion's future stock price performance and are not necessarily indicative of Reunion's future stock performance. If the price of Reunion's common stock does not increase above the exercise price, no value will be realized from these options.

(3) These options were granted on December 1, 2003. Assuming continued employment with Reunion, these options have a 5-year term and will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.

(4) These options were granted on June 26, 2003. Assuming continued employment with Reunion, these options have a 5-year term and became or will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.

(5) These options were granted on June 26, 2003. Assuming continued employment with Reunion, these options have a 10-year term and became or will become exercisable in one-third increments on the first, second and third anniversaries of their issuance.

Option Exercises and Year-End Values

     There were no options exercised in the year ended December 31, 2003.


Equity Compensation Plan Information

     The following table summarizes information with respect to options under Reunion's equity compensation plans on December 31, 2003:

                                                  Equity Compensation Plans
                                                 ---------------------------
                                                 Approved by    Not Approved
                                                 Security        by Security
                                                 Holders             Holders
                                                 ------------   ------------
Number of Securities to be issued upon
  exercise of outstanding options,
  warrants and rights                                 614,000              -
                                                    =========      =========
Weighted-average exercise price of
  outstanding options, warrants
  and rights                                            $0.51              -
                                                    =========      =========
Number of Securities remaining available
  for future issuance under equity
  compensation plans (excluding outstanding
  options, warrants and rights)                       161,100              -
                                                    =========      =========

Compensation Committee Report

     The compensation committee of the board of directors has furnished the following report on executive compensation for 2003:

     The board of directors pursues a philosophy of seeking to improve Reunion Industries' performance and to maximize shareholder value by, among other things, relating executive compensation and stock-based benefits to the Company's performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus, and stock option and other benefit plans.

     Base compensation for senior executives is generally intended to be competitive with that paid at comparable companies. However, no comparability studies were conducted for executive salaries paid in 2003, and the committee bases its base salary determinations primarily on its knowledge of compensation paid to senior executives at other companies. The committee also takes into account the responsibilities and individual performance of the executives in setting base salaries and the committee may set the base compensation for certain executives at a premium level if they are viewed as essential to the organization. The committee uses these same criteria to establish compensation for the chief executive officer and has not established any quantitative criteria for his compensation.

     Under the supervision of the compensation committee, annual bonuses reflect a policy of requiring a specified level of company performance for the year before any bonuses are earned by senior executives, with bonuses for achieving higher levels of performance directly related to the level achieved. In setting performance criteria, the committee will consider the total compensation payable or potentially available to the chief executive and other executive officers. While the development of any business necessarily involves numerous factors, the board's primary emphasis will be on encouraging management to increase Reunion Industries' net assets and cash flow, and in certain instances, rationalization of certain company businesses or assets.

     The board of directors believes that properly designed and administered long-term, stock-based incentives for senior executives closely align the executives' economic interest with those of stockholders and provide a direct and continuing focus upon the goal of constantly striving to maximize stockholder value. The compensation committee intends, with any necessary concurrence of the board of directors and stockholders, to continue to consider alternate forms of stock-based incentives designed to achieve the maximum possible performance based benefit to all senior executives at the least possible cost and the greatest attainable economic efficiency to Reunion Industries, with such benefits designed as nearly as practicable to directly align the economic interests of professional managers with those of Reunion Industries' stockholders. In 2002, the board, including certain current members of the compensation committee, directed Reunion's management to take action to possibly improve the value of outstanding stock options as an incentive to the Company's employees that held stock options, including executive management. The board approved management's plan of repricing the outstanding stock options to an amount closer to then recent trade amounts, which ultimately gave executive management a larger ownership stake in Reunion and an increased incentive to remain with the Company.

     Pursuant to applicable rules of the Securities and Exchange Commission, as of May 14, 2004, members of the compensation committee are deemed to own beneficially an aggregate of 147,029 shares, or less than 1.0%, of Reunion's outstanding common stock. See "Ownership Information - Security Ownership of Certain Beneficial Owners and Management".

The Compensation Committee
Thomas N. Amonett, Chairman; Thomas L. Cassidy; David E. Jackson

                            OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

     Reunion Industries has 16,278,519 shares of common stock outstanding as of November 3, 2004. The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known to us to own 5% or more of our common stock, (ii) each director of Reunion Industries, (iii) each of the chief executive officer and the other named executives, and (iv) all current directors and executive officers as a group. Except as set forth in the footnotes to the following table, each stockholder has sole dispositive and voting power with respect to the shares of our common stock shown as owned by him or her.
                                                                % of
                                                             Outstanding
Beneficial Owner                        Shares Owned           Shares
--------------------------------  -------------------------  -----------
Kimball J. Bradley                6,150,335 (1)                 37.7%
  c/o Reunion Industries, Inc.
  11 Stanwix Street, suite 1400
  Pittsburgh, PA 15222
The Charles E. Bradley, Sr.
Family Limited Partnership        4,310,813 (5)                 26.5%
  c/o Stanwich Consulting Corp.
  62 Southfield Ave.
  One Stamford Landing
  Stamford, CT 06902
Stanwich Financial Services Corp. 1,651,697 (5)                 10.1%
  c/o Melissa Neier, Esq.
  Ivey, Barnum & O'Mara
  170 Mason Street
  Greenwich, CT  06830
The John Grier Poole Family
Limited Partnership               1,499,747 (6)(7)               9.2%
  One Rye Road
  Portchester, NY  10573
Amanda Poole, David Poole and
Jesse Poole                       1,499,747 (6)                  9.2%
  c/o John G. Poole
  One Rye Road
  Portchester, NY  10573
Charles E. Bradley, Sr.             258,810 (2)(3)(4)(13)        1.6%
  c/o Stanwich Consulting Corp.
  62 Southfield Ave.
  One Stamford Landing
  Stamford, CT 06902
Thomas N. Amonett                    78,000                      0.5%
Thomas L. Cassidy                    62,362                      0.4%
David E. Jackson                      6,667 (8)                  0.1%
Joseph C. Lawyer                    701,751 (9)                  4.3%
John G. Poole                       757,438 (10)                 4.7%
John M. Froehlich                    74,008                      0.5%
Jack T. Croushore                   211,854 (11)                 1.3%

All Officers and Directors as
  a group (9 individuals)         8,301,225 (12)                51.0%

(1) Includes (a) 4,310,813 shares owned by The Charles E. Bradley, Sr. Family Limited Partnership (the "Bradley Partnership") of which Kimball J. Bradley is general partner, (b) 33,333 shares subject to an option that became exercisable on June 26, 2004 and (c) 100,000 shares subject to an option that becomes exercisable within 60 days.

(2) Mr. Bradley, Sr. and his wife own, respectively, a 28% and a 1% limited partnership interest in the Bradley Partnership, which in turn beneficially owns 4,310,813 shares of common stock. Because Mr. Bradley, Sr. and his wife have no dispositive power as to the shares owned by the Bradley Partnership, he disclaims any beneficial ownership thereof, and none of such shares are included as being beneficially owned by him in the table above.

(3) Excludes 1,651,697 shares owned by Stanwich Financial Services Corp., with which Mr. Bradley, Sr. is the indirect sole shareholder. He has no voting or dispositive powers as to these shares. See note (5) below.

(4) Includes 100,000 shares owned by Hanna Investment Corporation, with which Mr. Bradley, Sr. shares voting and dispositive power. Mr. Bradley, Sr. is the controlling stockholder of the parent company of Hanna Investment Corporation and may be deemed to be the beneficial owner of these shares.

(5) The voting and dispositive powers as to these shares is held by the Liquidating Agent and the Executive Committee (subject to court oversight) appointed in SFSC's bankruptcy proceeding.

(6) Pursuant to the Securities Pledge Agreement dated as of May 1, 1993 among the Charles E. Bradley, Sr. Family Limited Partnership, the John Grier Poole Family Limited Partnership, and U.S. Bank, National Association, as successor Collateral Agent to State Street Bank and Trust Company and the First National Bank of Boston, the Bradley Partnership pledged 4,145,247 shares and the Poole Partnership pledged 552,703 shares to secure the obligations of Reunion Industries under the Indenture, dated as of May 1, 1993, between Reunion and the Collateral Agent relating to certain Senior Notes issued by Reunion Industries in 1993 that were due in 2003.

(7) These shares are owned by the John Grier Poole Family Limited Partnership. Amanda Poole, David Poole and Jesse Poole are co-general partners (and limited partners) of such partnership. As such, they share voting and dispositive powers as to such shares with each other and with such partnership.

(8) Represents shares subject to an option that became exercisable on June 26, 2004.

(9) Includes 3,567 shares beneficially owned by Mr. Lawyer's wife, as to which he has no voting or dispositive power. Mr. Lawyer may be deemed to be the beneficial owner of these shares.

(10) Includes 139,808 shares as to which Mr. Poole has voting rights, but not dispositive rights.

(11) Includes 16,666 shares subject to an option that became exercisable on June 24, 2006.

(12) Includes 56,666 shares subject to options that became exercisable on June 26, 2004.

(13) Includes 33,333 shares subject to an option that becomes exercisable within 60 days.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Reunion's directors and officers and persons who own beneficially more than 10% of the common stock of Reunion Industries to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock of Reunion Industries. Directors, officers and persons owning more than 10% of the common stock of Reunion Industries are required to furnish Reunion Industries with copies of all such reports. Based solely on Reunion's review of the copies of such forms it has received and representations from certain persons that they were not required to file reports on Form 5 during 2003, Reunion Industries believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2003, except that (1) Mr. Bradley, Sr. filed five late reports (by a Form 5) relating to eight transactions, (2) Mr. Kimball J. Bradley filed four late reports (by a Form 5) relating to seven transactions, (3) The Charles E. Bradley, Sr. Family Limited Partnership filed three late reports (by a Form 5) relating to five transactions and (4) Mr. Lawyer filed one late report relating to two transactions.


                              OTHER INFORMATION

Common Stock Performance Graph

     The following graph illustrates the yearly percentage change in the cumulative total stockholder return on Reunion Industries' common stock, compared with the cumulative total return on the American Stock Exchange
(AMEX) Composite Index and the Industrial Manufacturing Index published by The Center for research in Security Prices at the University of Chicago, published by the AMEX for use by AMEX listed companies:

                          Five Year Total Return (1)


                  [FIVE YEAR PERFORMANCE GRAPH APPEARS HERE]


                                         Fiscal Year Ending
                           ----------------------------------------------
                            1998    1999    2000    2001    2002    2003
                           ------  ------  ------  ------  ------  ------
Reunion Industries, Inc.   100.00   63.64   50.18   11.27    5.45   20.73
AMEX Composite Index       100.00  131.94  122.38  113.92   93.11  126.03
Industrial Manufacturing
  Index                    100.00  129.49  159.70  127.58   96.19  169.92

(1) Tabular data assumes that the value of the investment in Reunion Industries' common stock and each index was $100.00 at January 1, 1999 and that all dividends, if any, were reinvested. The Company paid no dividends in any period presented.

Certain Relationships and Related Transactions

Related Parties

     Reunion Industries, Inc. - Reunion is a publicly traded Delaware corporation headquartered in Pittsburgh, Pennsylvania. Charles E. Bradley, Sr. (Mr. Bradley) is chairman of the board and Chief Executive Officer of Reunion. Kimball J. Bradley is President, Chief Operating Officer, a director of Reunion and son of Mr. Bradley.

     Stanwich Consulting Corp. - Stanwich Consulting Corp. (SCC), formerly known as Stanwich Partners, Inc. (SPI), is engaged in consulting services in the field of financial planning and reporting. Mr. Bradley is the President of SCC.

     Stanwich Financial Services Corp. - Stanwich Financial Services Corp.
(SFSC) is a privately held corporation in the structured settlement business. SFSC is owned 100% by Mr. Bradley. On June 25, 2001, SFSC filed a voluntary petition in the United States Bankruptcy Court for the District of Connecticut for reorganization under Chapter 11 of the United States Bankruptcy Code. See "SFSC Litigation Settlement" below.

     NPS Acquisition Corp. - NPS Acquisition Corp. (NPSAC) was formed by Mr. Bradley to acquire and hold NAPTech Pressure Systems (NAPTech). NAPTech was based in Clearfield, Utah and manufactured seamless steel pressure vessels, an existing Metals product line. In January 2001, NPSAC was merged into the Company.

     CPS Leasing, Inc. - CPS Leasing, Inc. (CPSL) is a subsidiary of Consumer Portfolio Services, Inc. (CPS). Mr. Bradley and Mr. Poole are stockholders of CPS. Mr. Poole is a director of CPS and Mr. Bradley was a director until July 2001. Charles E. Bradley Jr., Mr. Bradley's son and Kimball J. Bradley's brother, is President of CPS. CPSL is primarily engaged in machinery and equipment lease financing.

Transactions and Balances

     SPI Consulting Agreement - Reunion maintained a consulting agreement with SPI under which $300,000 was recorded as expense during the year ended December 31, 2001. The agreement was terminated effective September 30, 2002. During 2002, $225,000 was expensed related to this agreement. The Company made advances during 2002 totaling $127,795 to SPI related to this agreement, including $25,000 relating to stock options exercised by Mr. Bradley. At December 31, 2003 and 2002, $117,205 was owed to SPI under this agreement and is classified as due to related parties in the Company's consolidated balance sheet for the year ended December 31, 2003.

     SFSC Notes Payable - The Company assumed three notes payable to SFSC related to acquisitions in 2000 and 2001. At December 31, 2003 and 2002, their balances of $2,998,000, $500,000 and $100,000 are included in notes payable - related parties in the accompanying consolidated balance sheet. During 2003 and 2002, no interest was paid to SFSC related to these notes payable. At December 31, 2003 and 2002, accrued and unpaid interest due to SFSC related to these notes payable of $1,844,283 and $1,219,572, respectively, is included in due to related parties in the Company's consolidated balance sheet at December 31, 2003. However, see "SFSC Litigation Settlement" below.

     SFSC Note Receivable - In August 1999, pre-merger Reunion loaned $310,000 to SFSC. The loan was scheduled to be repaid in December 1999 with interest at 15%. In December 1999, the Company agreed to extend the maturity to March 2000 and loaned an additional $40,000 to SFSC also with interest at 15%, which was repaid in March 2000. The remaining balance including accrued and unpaid interest due from SFSC at December 31, 2003 and 2002 is $465,000 and is included in due from related parties in the Company's consolidated balance at December 31, 2003. However, see "SFSC Litigation Settlement" below.

     CPS Leasing, Inc. - Reunion entered into various operating lease agreements with CPSL. During 2003 and 2002, lease payments totaling $336,000 and $580,000, respectively, were paid to or accrued for CPSL. At December 31, 2003, the Company has future minimum rental commitments under noncancellable operating leases with CPSL totaling $1,460,000.

     SFSC Collateral Fees - To close on a refinancing with Bank of America
(BOA) in March 2000, SFSC provided side collateral in the form of CPS debt and common stock to support the borrowings. Under this arrangement, SFSC was to receive a 5% collateral fee for as long as the collateral was in place. Such collateral remained in place until the Congress refinancing in December 2003. However, in January 2003, Mr. Bradley agreed to absorb this collateral fee expense to SFSC on a going forward basis with no further obligation to the Company. In each of 2002 and 2001, the Company recorded interest expense of $283,000 related to this arrangement. No payments have been made under this arrangement during 2003 or 2002. During 2001, the Company made a $100,000 payment related to this arrangement. At December 31, 2003 and 2002, $690,041 is included in due to related party in the Company's consolidated balance sheet at December 31, 2003. However, see "SFSC Litigation Settlement" below.

     In March 2000, SFSC pledged a $5.0 million note from CPS to secure the obligations of NPSAC to the former owners of the business. NPSAC agreed to pay SFSC a 2% credit support fee for this pledge. The Company assumed this credit support obligation in the acquisition of NPSAC. No payments have been made under this arrangement during 2003 or 2002. At December 31, 2003 and 2002, accrued and unpaid fees totaling $293,943 and $226,990, respectively, were due to SFSC under this credit support obligation and included in due to related parties in the Company's consolidated balance sheet at December 31, 2003. However, see "SFSC Litigation Settlement" below.

     Cash Surrender Value of Life Insurance Policies - The Company pays the premiums on life insurance policies covering Mr. Bradley, Mr. Joseph C. Lawyer (Mr. Lawyer), the Company's vice chairman and a director, and Mr. Poole. Pursuant to these arrangements, the Company will be reimbursed for the premiums it pays for such policies from either the death benefit of the policy or their cash surrender value. The covered individuals have agreed with the Company that if the policy proceeds are insufficient to reimburse the Company for the full amount of the premiums paid, they will cover the shortfall. As of December 31, 2003 and 2002, premiums paid by the Company in excess of the cash surrender values of the policies totaled $940,000 and $1,031,000, respectively, and are included in due from related parties in the Company's consolidated balance sheet at December 31, 2003.

     Mr. Bradley Notes Payable - At the time of the merger, the Company assumed a note payable to Mr. Bradley related to pre-merger Reunion's plastics business. At December 31, 2002 and 2001, the balance of $1,017,000 is included in notes payable - related parties in the Company's consolidated balance sheet at December 31, 2003. However, see "SFSC Litigation Settlement" below. No interest was paid in 2003 or 2002. The note payable and any accrued and unpaid interest have been assigned to SFSC. During 2001, $55,000 was paid to SFSC related to this note payable. At December 31, 2003 and 2002, accrued and unpaid interest due related to this note payable of $280,166 and $168,283, respectively, is included in due to related parties in the Company's consolidated balance sheet at December 31, 2003. However, see "SFSC Litigation Settlement" below.

     In January 2003, Mr. Bradley made a $500,000 payment on behalf of the Company to the Shaw Group, former owner of Naptech Pressure Systems and holder of a $3,644,000 15% note payable assumed by Reunion in the NPSAC acquisition in January 2001. In exchange for the payment, the Company issued a $500,000 10% note payable to Mr. Bradley. The note payable and any accrued but unpaid interest is due on October 31, 2004. At December 31, 2003, accrued and unpaid interest related to this note totaled $50,000 and is included in due to related parties in the Company's consolidated balance sheet at December 31, 2003. Mr. Bradley's rights under this note are subordinate to the Company's indebtedness to Congress.

     Mr. Bradley Guarantees - To facilitate the closing of the refinancing of the Company's bank debt with Congress Financial Corporation (Congress) in December 2003, Mr. Bradley provided a personal guarantee of $1.5 million of the revolving credit portion of the new facilities. In exchange for his guarantee, the Board of Directors approved a 2% guarantee fee to be paid to Mr. Bradley during the time period such guarantee is in place. Amounts payable under this arrangement are being offset against an employee advance previously received by Mr. Bradley and owed to the Company. Such advance totaled $58,000 at the time of the refinancing and, through December 31, 2003, $2,384 of guarantee fees had been offset against such advance. See "Employee Advances" below.

     At the time of the NPSAC acquisition by the Company, NPSAC was indebted to Mr. Bradley in connection with an agreement whereby Mr. Bradley guaranteed certain obligations of NPSAC to its former owners. At December 31, 2001, the Company owed Mr. Bradley a total of $90,000 related to this agreement. During 2002, Mr. Bradley assigned his right to this guarantee fee plus interest at approximately 11%, totaling $100,000, to two employees of the Company in repayment of loans totaling $100,000 made to Mr. Bradley by these employees. These employees also had received a total of $100,000 in advances from the Company during 2001. See "Employee Advances" below.

     Kimball Bradley Guarantees - To facilitate obtaining new financing with two private investment funds and the closing of the refinancing of the Company's bank debt with Congress in December 2003, Kimball Bradley provided personal guarantees totaling $9.2 million, including guarantees of two notes payable totaling $7.7 million and $1.5 of the revolving credit portion of the new Congress facilities. In exchange for his guarantees, the Board of Directors approved 2% guarantee fees to be paid to Kimball Bradley during the time period such guarantees are in place. Amounts payable under these arrangements are being offset against an employee advance previously received by Kimball Bradley and owed to the Company. Such advance totaled $55,000 at the time of the refinancing. In addition, Kimball Bradley owed the Company $19,000 for the December 2002 exercise of 95,000 options which had been repriced to $0.20. Through December 31, 2003, guarantee fees totaling $74,963 had been incurred by the Company, of which $74,000 was offset against amounts due from Kimball Bradley. The remaining $963 is included in due to related parties in the Company's consolidated balance sheet at December 31, 2003. See "Employee Advances" below.

     Employee Advances - At December 31, 2002, the Company had non-interest bearing advances due from two employees totaling $113,000. The highest balance during 2003 was $113,000. The highest balance during 2002 was $213,000. During 2002, two employees with advances totaling $100,000 repaid their advances by waiving their rights to the guarantee fee plus interest they received from Mr. Bradley. See "Mr. Bradley Guarantees" and "Kimball Bradley Guarantees" above.

SFSC Litigation Settlement

     The Company had been named as one of several defendants in fifteen consolidated lawsuits filed in December 2000 or early 2001 in the Superior Court for Los Angeles County, California. The plaintiffs in these suits, except one, are structured settlement payees to whom Stanwich Financial Services Corp. (SFSC) is indebted. The Company and SFSC were related parties. The plaintiffs alleged that the Company received loans from SFSC that have not been repaid. On May 25, 2001, SFSC filed a Chapter 11 Bankruptcy Petition in the U.S. Bankruptcy Court for the District of Connecticut.

     A settlement was reached in the Superior Court action among the plaintiffs, Bankers Trust Co. and certain other financial institution defendants. In the settlement, Bankers Trust Co. and the other settling financial institution defendants paid the plaintiffs an amount specified in the settlement agreement, and Bankers Trust Co. received an assignment of the claims of the plaintiffs and such other settling defendants against the Company and other defendants. In the SFSC bankruptcy proceeding, the Company and certain other defendants entered into a settlement with SFSC and Bankers Trust Co. Under this settlement (1) the Company is obligated to pay SFSC a settlement amount by December 31, 2006 in the sum of $4.29 million, plus interest at the rate of 10% per annum, in full satisfaction of the Company's indebtedness to SFSC under notes payable totaling $4.6 million, plus interest, and for certain credit support fees payable, which settlement amount is net of an offset against SFSC's note payable to the Company in the amount of $310,000 plus interest, and (2) provided it makes such settlement payment, the Company is released from all claims that have been or could have been asserted against the Company by the plaintiffs or the settling financial institution defendants in the California Superior Court suits or by SFSC in the bankruptcy proceeding. The settlement amount does not constitute a new liability of the Company, as it relates to indebtedness and a note receivable that had previously been recorded on the Company's balance sheet.

Previous Independent Accountants

     On July 21, 2003, with the approval of the audit committee of the board of directors, the Company replaced Ernst & Young LLP as its independent accountants. The reports of Ernst & Young LLP on the financial statements for the two fiscal years ended prior to July 21, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principle. The reports of Ernst & Young LLP on the financial statements for the two fiscal years ended prior to July 21, 2003 were modified as to uncertainty concerning Reunion's ability to continue as a going concern. In connection with its audits for the two most recent fiscal years and through July 21, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference thereto in their reports on the financial statements for such years. During the two most recent years and through July 21, 2003, there were no reportable events (as defined in SEC Regulation S-K, Item 304 (a)(1)(v)).


Independent Accountants for 2003

     On July 21, 2003, Wiss & Company LLP was selected by the audit committee of the board of directors to audit Reunion Industries' financial statements for the fiscal year ending December 31, 2003. In its letter to Reunion September 30, 2003, Wiss & Company, LLP, the Registrant's then independent accountants, informed the Registrant of its decision to discontinue providing audit services to registrants with the SEC. A copy of Wiss & Company's

September 30, 2003 letter was filed as Exhibit 99 to the Company's Current Report on Form 8-K filed with the SEC on October 29, 2003. Having only provided financial statement review services to the Registrant relating to the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2003 as filed with the SEC on August 14, 2003, Wiss & Company, LLP did not issue any reports on the financial statements of the Registrant for the past two fiscal years. In connection with its review of the Registrant's financial statements for the period ended June 30, 2003 and through October 28, 2003, there have been no disagreements with Wiss & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or review scope or procedure. During the period ended June 30, 2003 and through October 28, 2003, there have been no reportable events (as defined in SEC Regulation S-K, Item 304 (a)(1)(v)).

     Effective on October 28, 2003, Reunion engaged Mahoney Cohen & Company, CPA, P.C. (Mahoney) as its new independent accountants. The selection of Mahoney by Reunion was based on several factors, including the departure to Mahoney from the Wiss & Company of the audit engagement management formerly responsible for providing auditing services to the Company and our desire to maintain continuity of engagement staffing. Prior to their appointment as independent accountants, Mahoney Cohen & Company, CPA, P.C., had not been consulted by the Company on any matters.

     Representatives of Mahoney Cohen & Company, CPA, P.C. are expected to be
present at the Annual Meeting   to respond to appropriate questions and to
make a statement if they desire to do so.


Fees Paid to Mahoney Cohen & Company, CPA, P.C., Wiss & Company, LLP and Ernst & Young LLP

     The following table presents fees paid by Reunion Industries for professional services rendered by Mahoney Cohen & Company, CPA, P.C., Wiss & Company, LLP and Ernst & Young, LLP for the years ended December 31, 2003 and 2002.

Fee Category and Service Provider                  2003                2002
-----------------------------------------------  --------            --------
Audit fees - Mahoney Cohen & Company, CPA, P.C.  $156,500            $      -
Audit fees - Wiss & Company, LLP                    6,500                   -
Audit fees - Ernst & Young, LLP                    18,300             178,000
Audit-related fees - Ernst & Young, LLP            47,675              36,500
                                                 --------            --------
Total fees                                       $228,975            $214,500
                                                 ========            ========

     Audit fees were for professional services rendered for the audit of Reunion Industries' consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

     Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of Reunion Industries' consolidated financial statements and are not reported under audit fees. These services primarily include employee benefit plan audits not necessarily required by statute or regulation.

     Except as indicated in the above table, the Company paid no fees to any of its principal accountants in either 2003 or 2002, including any fees for tax compliance, tax advice or tax planning.

Audit Committee Report

     The audit committee of the board of directors has furnished the following report on its activities during 2003:

     The audit committee consists of three of Reunion Industries' outside directors. The board of directors and the audit committee believe that the audit committee's membership satisfies the American Stock Exchange rules concerning audit committee membership, including the requirements that members be independent and have financial sophistication. The Board of Directors has adopted a formal written audit committee charter and the audit committee performs a review and reassessment of the adequacy of the charter on an annual basis.

     In accordance with its written charter, the audit committee assists the board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls, and all audit processes.

     In discharging its oversight responsibilities regarding the audit process, the audit committee:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent accountants the material required to be discussed by Statement on Auditing Standards No. 61, as currently in effect; and

     - reviewed the written disclosures and the letter from the independent accountants required by the Independence Standards Board's Standard No. 1, as currently in effect, and discussed with the independent accountants any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
David E. Jackson, Chairman
Thomas N. Amonett
Thomas L. Cassidy

Incorporation by Reference

     The Company's Annual Report on Form 10-K for the year ended December 31, 2003, as amended by Form 10-K/A Amendment No. 1 and by Form 10-K/A Amendment No.2 (the "Form 10-K") and its Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the "Form 10-Q") are incorporated into, and are being delivered with, this proxy statement. The Form 10-K also serves as the Company's Annual Report to Stockholders for 2003.


Limitation on Incorporation by Reference

     Notwithstanding any reference in prior or future filings of Reunion Industries with the Securities and Exchange Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation shall not include any material included herein under the captions "Management Information - Compensation Committee Report", "Other Information - Common Stock Performance Graph" or "Other Information - Audit Committee Report".


Other Matters

     The Form 10-K and Form 10-Q have been mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting. Copies of the Form 10-K and Form 10-Q will be furnished upon written request to stockholders who have not previously received a copy from Reunion Industries. In addition, Reunion Industries will furnish any excluded exhibit to its Form 10-K upon written request and upon payment of a fee limited to Reunion Industries' reasonable expenses in furnishing such exhibit. Written requests may be directed to Reunion Industries, Inc., attn: Investor Relations, 11 Stanwix Street, Suite 1400, Pittsburgh, Pennsylvania 15222.


Deadline for Stockholder Proposals

     Although a specific date has not been set, Reunion Industries intends to hold its year 2005 annual meeting in June 2005. In order to be considered for inclusion in the Company?s proxy statement and form of proxy for such meeting, any proposals by stockholders intending to be presented at such meeting must be received by the Secretary of the Company at 11 Stanwich Street, Pittsburgh, Pennsylvania 15222 by no later than January 31, 2005. Any proposal received after January 31, 2005 will not be included in the Company's 2005 proxy statement. If such proposals are in compliance with all of the requirements of SEC Rule 14a-8, they will be included in the proxy statement and set forth on the form of proxy issued for the annual meeting of stockholders to be held in 2005.

     If a stockholder intends to present a proposal at the 2005 annual meeting of stockholders without seeking to include the proposal in Reunion Industries' proxy statement, management proxies will be entitled to use the discretionary voting authority that will be contained in the proxies for the 2005 annual meeting of stockholders to vote on the stockholder's proposal at such meeting.

Proxies

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.


                                 By Order of the Board of Directors


                                 /s/ John M. Froehlich
                                 ----------------------------------
                                     John M. Froehlich
                                     Secretary
November 8, 2004

                                 ANNEX A

                       THE 2004 STOCK OPTION PLAN
                                   OF
                        REUNION INDUSTRIES, INC.

     Reunion Industries, Inc., a Delaware corporation (the "COMPANY"), has adopted The 2004 Stock Option Plan of Reunion Industries, Inc. (the "PLAN"),
effective     , 2004, for the benefit of its eligible employees, consultants and directors.

The purposes of this Plan are as follows:

     (1) To provide an additional incentive for directors, key Employees and Consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

     (2) To enable the Company to obtain and retain the services of directors, key Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.


                                  ARTICLE 1

Definitions

     1.1 General. Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

     1.2 "AFFILIATE" shall mean, with respect to any Person, any Person or Persons that, directly or indirectly, controls, or is controlled by or is under common control with such Person. For the purpose of this definition,"CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     1.3 "AWARD LIMIT" shall mean 100,000 shares of Common Stock, as adjusted pursuant to Section 8.3.

     1.4 "BOARD" shall mean the Board of Directors of the Company.

     1.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.6 "COMMITTEE" shall mean the Compensation Committee of the Board, or another committee of the Board, appointed as provided in Section 7.1.

     1.7 "COMMON STOCK" shall mean the common stock of the Company, $.01 par value per share.

     1.8 "COMPANY" shall mean Reunion Industries, Inc., a Delaware corporation.

     1.9 "CORPORATE TRANSACTION" shall mean any of the following shareholder-approved transactions to which the Company is a party:

          (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, to form a holding company or to effect a similar reorganization as to form whereupon this Plan and all Options are assumed by the successor entity;

          (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

          (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

     1.10 "DIRECTOR" shall mean a member of the Board.

     1.11 "DISABILITY" shall mean any complete and permanent disability as defined in Section 22(e)(3) of the Code and determined by the Committee (or the Board in the case of Options granted to Non-Employee Directors) in accordance with the procedures set forth in the regulations, thereunder.

     1.12 "EMPLOYEE" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     1.13 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     1.14 "FAIR MARKET VALUE" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the closing price for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock shall be established by the Committee (or the Board in the case of Options granted to Non-Employee Directors) acting in good faith, giving predominate weight to the earnings history, book value and prospects of the Company in light of market conditions generally.

     1.15 "INCENTIVE STOCK OPTION" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

     1.16 "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act, or any successor definition.

     1.17 "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

     1.18 "OPTION" shall mean a stock option granted under Article 3 of this Plan. An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and consultants shall be Non-Qualified Stock options.

     1.19 "OPTION SHARES" shall mean shares of Common Stock acquired by Optionees through the exercise of options under this Plan.

     1.20 "OPTIONEE" shall mean an Employee, consultant or Non-Employee Director granted an Option under this Plan.

     1.21 "PERSON" shall mean a corporation, an association, a partnership, a trust, a limited liability company, an organization, a business or an individual.

     1.22 "PLAN" shall mean The 2004 Stock Option Plan of Reunion Industries,
Inc.

     1.23 "PUBLIC OFFERING" shall mean the registration of an offering of shares of Common Stock under the Securities Act which becomes effective (other than by a registration on Form S-8 or any successor or similar forms).

     1.24 "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     1.25 "RELATED PERSON" shall mean (a) in the event of a Person's death, such Person's executors, administrators, testamentary trustees, legatees or beneficiaries or the executors, administrators, testamentary trustees, legatees or beneficiaries of a Person who has become a holder of Options or Option Shares in accordance with the terms of this Plan; or (b) a revocable trust or custodianship the beneficiaries of which may include only such Person, spouse or lineal descendants by blood or adoption.

     1.26 "RULE 16B-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

     1.27 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     1.28 "SUBSIDIARY" shall mean any corporation, whether now or hereafter existing, which constitutes a "subsidiary" of the Company, as defined in
Section 424(f) of the Code.

     1.29 "TERMINATION OF CONSULTANCY" shall mean the time when the engagement of an Optionee as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Consultancy. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.30 "TERMINATION OF DIRECTORSHIP" shall mean the time when an Optionee who is an Non-Employee Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death, Disability or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

     1.31 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between an Optionee and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

     1.32 "TERMINATION FOR CAUSE" shall mean the time when the Non-Employee Director-employer, employee-employer or consultant-employer relationship between an Optionee and the Company or any Subsidiary is terminated for cause, as termination for cause is defined in the Optionee's directorial, employment or consultancy agreement; provided, however, that if termination for cause is not therein defined, it shall have such meaning, in conformance with applicable law, as the Committee (or the Board in the case of termination for cause of an Non-Employee Director) shall determine is appropriate.


                                  ARTICLE 2

Shares Subject to Plan

     2.1 Shares Subject to Plan.

          (a) The shares of stock subject to Options shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such options under the Plan shall be 1,000,000. The shares of Common Stock of the Company issuable upon exercise of such options may be either previously authorized but unissued shares or treasury shares.

          (b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any fiscal year of the Company shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

     2.2 Add-Back of Options. If any option to acquire shares of Common Stock under this Plan expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration, cancellation or exercise may again be available for the granting of Options hereunder, subject to the limitations of
Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.3 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be available for the granting of Options hereunder, subject to the limitations of
Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld by the Company upon the exercise of any Option under this Plan, in payment of the exercise price thereof, may again be available for the granting of Options hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be available for the granting of Options if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.


                                  ARTICLE 3

Granting of Options

     3.1 Eligibility. Any Non-Employee Director, Employee or consultant selected by the Committee (or the Board in the case of Options granted to Non-Employee Directors) pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

     3.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

     3.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee.

     3.4 Granting of Options.

          (a) The Committee (or the Board in the case of Options granted to Non-Employee Directors) shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

               (i) Determine which Employees are key Employees and select from among the Non-Employee Directors, key Employees and consultants (including Non- Employee Directors, Employees and consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

               (ii) Determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors, key Employees and consultants;

               (iii) Subject to Section 3.2(a), determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in
Section 162(m)(4)(C) of the Code; and

               (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of
Section 162(m) of the Code.

          (b) Upon the selection of a Non-Employee Director, key Employee or consultant to be granted an Option, the Committee (or the Board in the case of Options granted to Non-Employee Directors) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Non-Employee Director, Employee or consultant that such Non-Employee Director, Employee or consultant surrender for cancellation some or all of the unexercised Options or other rights which have been previously granted to such Non-Employee Director, Employee or consultant under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board in the case of Options granted to Non-Employee Directors) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.


                                  ARTICLE 4

Terms of Options

     4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee (or the Board in the case of Options granted to Non-Employee Directors) shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

     4.2 Option Price. The price per share of the shares subject to each Option shall be set by the Committee (or the Board in the case of Options granted to Non-Employee Directors); provided, however, that:

          (a) Unless otherwise permitted by applicable securities laws, such price shall be not less than the Fair Market Value of the stock at the time the option is granted;

          (b) In the case of Incentive Stock Options and Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted; and

          (c) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, such price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

     4.3 Option Term. The term of an Option shall be set by the Committee (or the Board in the case of Options granted to Non-Employee Directors) in its discretion; provided, however, that:

          (a) No Option may have a term that extends beyond the expiration of ten (10) years from the date the Option was granted;

          (b) In the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary;

          (c) Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may extend the term of any outstanding option in connection with any Termination of Directorship, Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination; and

          (d) Unless otherwise permitted by applicable securities laws, in the event of an Optionee's Termination of Directorship, Termination of Employment or Termination of Consultancy for any reason except death, Disability or Termination for Cause, the Optionee shall have a period of time, as is determined by the Committee (or the Board in the case of Options granted to Non-Employee Directors), not to exceed three (3) months in the case of Incentive Stock Options, from the date of such Termination of Directorship, Termination of Employment or Termination of Consultancy to exercise the Option, and in the event of an Optionee's Termination of Directorship, Termination of Employment or Termination of Consultancy due to the Optionee's death or Disability, the Optionee, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance shall have a period of time, as is determined by the Committee (or the Board in the case of Options granted to Non-Employee Directors), not to exceed twelve (12) months in the case of Incentive Stock Options, from the date of such Termination of Directorship, Termination of Employment or Termination of Consultancy to exercise the Option. Notwithstanding the foregoing, if an Optionee's Termination of Directorship, Termination of Employment or Termination of Consultancy also qualifies as a Termination for Cause, the Company, in its discretion, may terminate the Optionee's right to exercise his or her Options on the date of such termination or such other time as the Committee (or the Board in the case of Options granted to Non-Employee Directors), in its sole discretion, shall deem appropriate.

     4.4 Option Vesting.

          (a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee (or the Board in the case of Options granted to Non-Employee Directors) and the Committee (or the Board in the case of Options granted to Non-Employee Directors) may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; provided, however, that, subject to section 4.4(b), (i) each option shall become exercisable as determined by the Committee (or the Board in the case of Options granted to Non-Employee Directors) in its sole discretion; (ii) unless the Committee (or the Board in the case of Options granted to Non-Employee Directors) otherwise provides in the terms of the Stock Option Agreement or this Plan otherwise so dictates, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted; and (iii) upon the transfer of more than fifty percent (50%) of Common Stock to a Person who is not an Affiliate of the Company during the term of the option the Committee (or the Board in the case of Options granted to Non-Employee Directors) may determine in its sole discretion, that each outstanding option shall become fully exercisable for all of the shares of Common Stock at the time subject to such option; provided, that options may become fully exercisable, subject to reasonable conditions such as continued directorship, employment or consultancy, at any time or during any period established by the Committee (or the Board in the case of options granted to Non-Employee Directors).

          (b) No portion of an Option which is unexercisable at Termination of Directorship, Termination of Employment or Termination of Consultancy shall thereafter become exercisable, except as may be otherwise provided by the Committee (or the Board in the case of Options granted to Non-Employee Directors), in its sole discretion, either in the Stock Option Agreement or by action of the Committee (or the Board in the case of Options granted to Non-Employee Directors) following the grant of the Option.

          (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

     4.5 No Right of Employment. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ (or to consult for or serve as a Non-Employee Director, as applicable) of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

     4.6 Financial Statements. To the extent required by applicable securities laws, each Optionee shall receive financial statements of the Company at least annually.

                                  ARTICLE 5

Exercise of Options

     5.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee (or the Board in the case of Options granted to Non-Employee Directors) may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

     5.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such Secretary's office:

          (a) A written notice complying with the applicable rules established by the Committee (or the Board in the case of Options granted to Non-Employee Directors) stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

          (b) Such representations and documents as the Committee (or the Board in the case of Options granted to Non-Employee Directors), in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee (or the Board in the case of Options granted to Non-Employee Directors) may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c) In the event that the Option shall be exercised pursuant to
Section 8.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

          (d) Full cash payment to the Secretary of the Company for the shares and for payment of any applicable withholding or other applicable employment taxes with respect to which the Option, or portion thereof, is exercised. However, the Committee (or the Board in the case of Options granted to Non-Employee Directors), may in its discretion (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through a cashless exercise program implemented by the Committee (or the Board in the case of Options granted to Non-Employee Directors); (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price and any applicable withholding or other employment taxes; or
(vi)allow payment through any combination of the consideration provided in the foregoing subparagraphs.

     5.3 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which the Committee or the Board shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or the Board shall, in its absolute discretion, determine to be necessary or advisable;

          (d) The lapse of such reasonable period of time following the exercise of the Option as the Committee or the Board may establish from time to time for reasons of administrative convenience; and

          (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

     5.4 Rights as Shareholders. The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.


                                  ARTICLE 6

Notices with Respect to Option Shares

     6.1 Disposition of Shares. Notwithstanding any provision in the Plan or any Option, each Optionee shall be required to give the Company advance notice of any intention to dispose of shares of Common Stock acquired by exercise of an Option and prompt notice of any disposition of shares of Common Stock, acquired by exercise of an Incentive Stock Option, within (i) two (2) years from the date of granting such Option to such Optionee or (ii) one (1) year after the transfer of such shares to such Optionee. Each Optionee shall be required to give the Company such notice regardless of whether the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give notice.

     6.2 Ownership and Transfer Restrictions. The Committee (or the Board in the case of Options granted to Non-Employee Directors), in its absolute discretion, may impose additional restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

     6.3 Legend. Each certificate representing Option Shares may be endorsed with the following legend, which legend shall be removed upon termination of the stock restrictions set forth in this Article 6.

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN 2004 STOCK OPTION PLAN OF REUNION INDUSTRIES, INC. COPIES OF SUCH STOCK OPTION PLAN MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.


                                  ARTICLE 7

Administration

     7.1 Compensation Committee. The Compensation Committee (or another committee of the Board assigning the functions of the Committee under this
Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "NON-EMPLOYEE DIRECTOR" as defined by Rule 16(b)-3 and an "OUTSIDE DIRECTOR" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

     7.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Non-Employee Directors. Any such grant or award under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. All designations, determinations, interpretations and other decisions with respect to the Plan or any Option shall be within the sole discretion of the Committee (or the Board in the case of Options granted to Non-Employee Directors) and shall be final, conclusive and binding upon all persons, including, but not limited to, the Company, any Subsidiary, any Optionee, any holder or beneficiary of any Option, any owner of an equity interest in the Company and any Employee or consultant.

     7.3 Majority Rule; Unanimous Written Consent. The Committee shall act by an affirmative vote, taken with or without a meeting, of a majority of its members.

     7.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or Options, and the Company shall indemnify the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any award made under the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceedings, a Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.


                                  ARTICLE 8

Miscellaneous Provisions

     8.1 Not Transferable. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO. No Option or interest or right therein shall be liable for the debts, contracts or engagements of the

Optionee or the Optionee's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. During the lifetime of the Optionee, only such Optionee or a transferee of an Option pursuant to a QDRO may exercise an Option (or any portion thereof) granted to such Optionee under the Plan.

     8.2 Amendment, Suspension or Termination of this Plan. Except as otherwise provided in this Section 8.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's shareholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 8.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, and no action of the Board or the Committee may be taken that would otherwise require shareholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, alter or impair any rights or obligations under any Options theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

          (a) The expiration of ten (10) years from the date the Plan is adopted by the Board; or

          (b) The expiration of ten (10) years from the date the Plan is approved by the Company's shareholders under Section 8.4.

     8.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a) Subject to Section 8.3(d), (A) in the event that the Committee (or the Board in the case of Options granted to Non-Employee Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion (or, in the case of Options granted to Non-Employee Directors, the Board's sole discretion), affects the Common Stock such that an adjustment is determined by the Committee (or the Board in the case of Options granted to Non-Employee Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, or (B) in the event of any stock split or reverse stock split, then the Committee (or the Board in the case of Options granted to Non-Employee Directors) shall, in such manner as it may deem equitable, adjust any or all of

               (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan, (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued),

               (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, and

               (iii) the grant or exercise price with respect to any Option.

          (b) Subject to Sections 8.3(b)(vi) and 8.3(d), in the event of any Corporate Transaction or other transaction or event described in Section 8.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee (or the Board in the case of Options granted to Non-Employee Directors) in its discretion is hereby authorized to take any one (1)or more of the following actions whenever the Committee (or the Board in the case of Options granted to Non-Employee Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

               (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any such Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option, or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee (or the Board in the case of Options granted to Non-Employee Directors) in its sole discretion;

               (ii) In its sole and absolute discretion, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event that such Option cannot be exercised after such event;

               (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may provide, either by the terms of such Option or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (i) Section 4.4 or (ii) the provisions of such Option;

               (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may provide, either by the terms of such option or by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

               (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future; and

               (vi) None of the foregoing discretionary actions taken under this Section 8.3(b) shall be permitted with respect to Options granted to Non-Employee Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 8.3(b)(iii) above, each Option granted to an Non-Employee Director shall be exercisable as to all shares covered thereby during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in
Section 4.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 8.3(b)(ii) above, no Option granted to an Non-Employee Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

          (c) Subject to Section 8.3(d) and 8.8, the Committee (or the Board in the case of Options granted to Non-Employee Directors) may, in its discretion, include such further provisions and limitations in any Option as it may deem equitable and in the best interests of the Company.

          (d) With respect to Incentive Stock Options and Options intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 8.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or would cause such option to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee (or the Board in the case of Options granted to Non-Employee Directors) determines that the Option is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Option shall always be rounded to the next whole number.

     8.4 Approval of Plan by Shareholders. This Plan will be submitted for the approval of the Company's shareholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such shareholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the shareholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

     8.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Option. The Committee (or the Board in the case of Options granted to Non-Employee Directors) may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

     8.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to awards under the Plan, the Committee (or the Board in the case of Options granted to Non-Employee Directors) shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3 and to the extent permitted under applicable state law) to provide, in the terms of Options made under the Plan, or to require the recipient to agree by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by the recipient upon any receipt or exercise of an Option, or upon the receipt or resale of any Common Stock underlying such Option, must be paid to the Company, and (ii) the Option shall terminate and any unexercised portion of such Option (whether or not vested) shall be forfeited, if (a) a Termination of Directorship, Termination of Employment or Termination of Consultancy occurs prior to a specified date, or within a specified time period following receipt or exercise of the Option, or (b) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee (or the Board, as applicable).

     8.7 Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, this Plan, and any Option granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

     8.8 Effect of Plan Upon Options and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

     8.9 Compliance with Laws. This Plan, the granting and vesting of Options under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Laws, rules and regulations.

     8.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

     8.11 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                    * * *

     I hereby certify that the foregoing Plan was duly adopted by the Board of
Directors of Reunion Industries, Inc. on                , 2004.

Executed on this      day of     , 2004.



-------------------------------------
John M. Froehlich, Secretary

                               REVOCABLE PROXY
                           REUNION INDUSTRIES, INC.

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2004

     The undersigned stockholder of Reunion Industries, Inc. (the "Company") hereby appoints Charles E. Bradley, Sr., Kimball J. Bradley, or Joseph C. Lawyer, or any of them, attorneys and proxies of the undersigned; each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, on Wednesday, December 15, 2004 and any postponements or adjournments of such meeting, as set forth below, and in their discretion to consider and act upon such other business as may properly be presented at such meeting (and any postponements or adjournments thereof).

Please be sure to sign below and date this Proxy.
                                              -------------------------
                                              | Date                  |
-----------------------------------------------------------------------
|                                                                     |
|                                                                     |
----Stockholder sign above-----------Co-holder (if any) sign above-----

                                                            With-     For All
1.   The election as directors (except as           For     hold      Except
     indicated below) of all nominees.              [_]     [_]         [_]

     THOMAS N. AMONETT        THOMAS L. CASSIDY        JOSEPH C. LAWYER
     CHARLES E. BRADLEY, SR.  DAVID E. JACKSON         JOHN G. POOLE
     KIMBALL J. BRADLEY

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

------------------------------------------------------------------------------
                                                    For     Against   Abstain
2.  To amend the Certificate of Incorporation       [_]       [_]       [_]
    to increase by 10 million the number of
    authorized common shares and to eliminate preferred shares.

3.  To adopt the 2004 Stock Option Plan.            [_]       [_]       [_]


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING:------------->[_]

     The Board of Directors recommends a vote "FOR" the election as directors of all nominees and "FOR" proposals 2 and 3. This proxy will be voted as specified or, if no choice is specified, said proxies will vote "FOR" all proposals and will consider and act upon such other business as may be properly presented to the meeting.

     The above signed hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

     Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.



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  ^DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.^


                           REUNION INDUSTRIES, INC.
-----------------------------------------------------------------------------
|                             PLEASE ACT PROMPTLY                           |
|                  SIGN, DATE & MAIL YOUR PROXY CARD TODAY                  |
-----------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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